Exhibit 10.1

19505 Biscayne Blvd. ● Suite 2350 ● Aventura, FL 33180 ● legal@ascentpartnersllc.com

To:	Profusa, Inc. 626 Bancroft Way, Suite A Berkeley, CA Attention: Fred Knechtel, CFO

August 12, 2026

Re: Amendment No. 5

Dear Fred:

Reference is made to (a) the Securities Purchase Agreement, dated as of February 11, 2025 (as modified to the date hereof, the “Purchase Agreement”), by and among Profusa, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”) and the other Purchasers from time to time party thereto and Ascent, as collateral agent for the Purchaser Parties, as defined therein (together with its successors and permitted assigns, the “Collateral Agent”), and (b) that certain Warrant to Purchase Shares of Common Stock of the Company, issued by the Company to the Ascent on April 20, 2026 (the “Warrant”).

Subject to the terms and conditions set forth herein, and effective on the date hereof (the “Amendment Effective Date”), the following Transaction Documents are hereby amended as follows:

Purchase Agreement

●	The definition of “Amendment Effective Date” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Amendment Effective Date” has the meaning set forth in the first paragraph of Amendment No. 5 dated August 11, 2026.

●	The definition of “Note” in Section 1.1 of the Purchase Agreement is hereby replaced in its entirety with the following:

“Note” means each Senior Secured Convertible Promissory Note issued by the Company to an Initial Purchaser or an Additional Purchaser hereunder, in the form attached hereto as Exhibit A-1, in the case of the Senior Secured Convertible Promissory Notes, issued to the Purchaser in the First Tranche and the Second Tranche and in the case of any Senior Secured Convertible Promissory Note issued in an Additional Closing, in the form attached hereto as Exhibit A-2 or Exhibit A-3, as selected by the Purchaser in its sole discretion, each with such changes satisfactory to such Purchaser and the Collateral Agent.

●	The Purchase Agreement, is hereby amended by adding after Exhibits “A-1” and “A-2” thereto an additional Exhibit “A-3” the form of Note attached hereto as “Exhibit A-3”. Effective as of the Amendment Effective Date, each reference in the Purchase Agreement and in any other Transaction Document to the term “Note” shall be deemed to refer to the forms of Note attached hereto as Exhibits “A-1,” “A-2” and “A-3”.

Warrant

●	The “Exercise Price” of the Warrant set forth in Section 2 thereof is hereby amended to $1.07 per share of Warrant Securities (as defined there), as adjusted from to time pursuant to Section 5 of the Warrant.

This amendment is a Transaction Document and is limited as written.

As of the date first written above, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement as modified thereby, and the provisions in this amendment amending the Purchase Agreement shall be read together and construed as a single agreement with the Purchase Agreement. As of the date first written above, each reference in the Warrant and each reference in the other Transaction Documents to the Warrant, shall refer to the Warrant as modified thereby, and the provisions in this amendment amending the Warrant shall be read together and construed as a single agreement with the Warrant. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Holder or the Collateral Agent to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This amendment does not constitute a novation of the Purchase Agreement or the Warrant.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the applicable Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this Amendment No. 5 by the Holder and without limiting any rights or remedies the Holder or any of its Related Parties may have, each Company Party hereby releases each of the Holder and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this Amendment No. 5, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this Amendment No. 5 is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally in Article VI (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.14 (Indemnification) thereof), including Section 6.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this Amendment No. 5 or otherwise relating to this Amendment No. 5 or the transactions contemplated herein) and Sections 6.3(a) (Entire Agreement), 6.3(b) (Amendments), 6.3(c) (Beneficiary, Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 6.3(f) (Electronic Signatures), 6.4 (Notices), 6.7 (Severability) and 6.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 6.6 (Governing Law and Courts) thereof provides that this Amendment No. 5 shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Collateral Agent or any Purchaser Party) and (b) in Section 6.16 (Waiver of Jury Trial, Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this Amendment No. 5, all of which are hereby incorporated herein by reference. If the Amendment Effective Date has not occurred within two Business Days after the date hereof, the Collateral Agent may, in its sole discretion upon notice to the Company, elect to terminate this Amendment No. 5, at which point this Amendment No. 5 will be of no further force and effect.

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC, as Holder

By:
	Name:	Mikhail Gurevich
	Title:	Authorized Signatory

Accepted and Agreed As of the Date First Written Above:

PROFUSA, INC., a Delaware corporation, as Company

By:	/s/ Jack Stover
Name:	Jack Stover
Title:	CEO

EXHIBIT a-3

ADDITIONAL FORM OF NOTE TO THE SECURITIES PURCHASE AGREEMENT issuable in additional closings

(SEE ATTACHED)

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